Exhibit 10.6

AMENDMENT TWO TO CREDIT AGREEMENT

This Amendment Two to Credit Agreement (“Amendment”) is dated as of August     , 2003, among MATRIX SERVICE COMPANY, as Borrower, the Lenders and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA), with its main office in Chicago, Illinois, as a Lender and as Agent for the Lenders.

RECITALS

D. Reference is made to the Credit Agreement dated as of March 7, 2003, among Borrower, Lenders and Agent, as amended by Amendment One to Credit Agreement dated as of May 22, 2003 (as amended, the “Credit Agreement”) pursuant to which each of the Lender’s established their respective Commitments in favor of the Borrower.

E. Borrower has requested the Lenders to extend the maturity of the Temporary Over-Advance; and the Lenders and Agent have agreed thereto, subject to the terms and conditions set forth below.

F. Terms used herein shall have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

AGREEMENT

7. Amendments to Credit Agreement.

1.5.1 The Amendment One to Credit Agreement amended, inter alia, the term Borrowing Base to read “Borrowing Base plus $8,000,000” until the earliest of; among other occurrences, August 31, 2003, or upon the failure of Borrower to maintain outstanding Revolving Loans and LC Obligations equal to or below the Borrowing Base for at least five (5) consecutive Business Days during each of the months of May, June, July and August. Such date is hereby amended to read “December 31, 2003” and the months of “September, October, November and December” are hereby added.

8. Representations. Borrower represents to Agent and Lenders that: (i) their exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and (iii) it is in compliance with the financial covenants as set forth in Section 6.27.

9. Ratifications. Borrower shall deliver to Agent fully executed originals of the Ratification of Security Agreements and Ratification of Guaranty Agreement, in the forms set forth on Schedules “3-A” and “3-B”, respectively, attached hereto.

10. Fee. As inducement for the Lenders and Agent to execute this Amendment, Borrower shall pay $12,500 in good funds, upon the execution hereof, to Agent for the equal distribution to the Lenders.

11. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

12. Reimbursement. Borrower agrees to reimburse Agent for any costs, expenses, and fees (including reasonable attorney fees) incurred in connection with the preparation of this Amendment.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Amendment as of the date first above written.

MATRIX SERVICE COMPANY

By:
Michael J. Hall, Vice President

Notice Address:	10701 East Ute Street Tulsa, OK 74116
Attention:	Michael J. Hall, Vice President
Telephone:	(918) 838-8822
FAX:	(918) 838-8810

BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA)
Individually and as Agent and LC Issuer

By:
David G. Page, First Vice President

Notice Address:	4th Floor OK2-6110 15 East Fifth Street Tulsa, OK 74103
Attention:	David G. Page, First Vice President
Telephone:	(918) 586-5430
FAX:	(918) 586-5474